Exhibit 3

WARRANT PURCHASE AGREEMENT

               This Warrant Purchase Agreement, dated as of June 3, 2014 (this “Agreement”), is by and between Looking Glass LLC, a Texas limited liability company formerly known as Mirror Worlds, LLC (the “Seller”), and Network-1 Technologies, Inc. a Delaware corporation formerly known as Network-1 Security Solutions, Inc. (the “Purchaser”). The Seller and the Purchaser are each a “party” and together are “parties” to this Agreement.

W I T N E S S E T H:

               WHEREAS, the Seller owns (i) a warrant certificate to purchase 875,000 shares of common stock of Network-1 Technologies, Inc., a Delaware corporation formerly known as Network-1 Security Solutions, Inc. (the “Company”) at an exercise price of $1.40 per share with an expiration date of May 21, 2018 (the “$1.40 Warrant”); and (ii) a warrant certificate to purchase 875,000 shares of the Company’s common stock at an exercise price of $2.10 per share with an expiration date of May 21, 2018 (the “$2.10 Warrant” and together with the $1.40 Warrant, the “Warrants.”)

               WHEREAS, the Purchaser desires to purchase the Warrants for and in consideration of FIVE-HUNDRED-FIVE-THOUSAND DOLLARS ($505,000) (“Purchase Price”), and the Seller desires to sell to the Purchaser, the Warrants for the Purchase Price;

               NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements and understandings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

               Section 1.            Purchase and Sale

               1.1          Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place at the offices of Herrick, Feinstein LLP, legal counsel for the Seller, located at Two Park Avenue, New York, New York 10016 (or such other location as shall be mutually agreed upon by the parties), commencing at 11:00 a.m. local time on the date hereof (the “Closing Date”) or at such other time and/or place as is mutually agreed upon by the Seller and the Purchaser. The Closing may, with the consent of the parties, take place by delivering an exchange of documents by facsimile transmission or electronic mail with originals to follow by overnight mail service or courier.

               1.2          Purchase and Sale of the Warrants. On the terms and subject to the conditions set forth in this Agreement, at the Closing: (a) the Seller shall sell, convey, assign, transfer and deliver the Warrants to the Purchaser for and in consideration of the Purchase Price and (b) the Purchaser shall purchase from the Seller the Warrants free and clear of all liens and encumbrances of any kind as of the time of transfer other than (i) restrictions on transfer imposed by applicable securities laws and (ii) transfer or assignment restrictions set forth in the Warrants.

               1.3          Deliveries at Closing.

                              (a)          At the Closing, the Seller shall:

                                             (i)               execute and deliver to the Purchaser an assignment, in the form attached as Exhibit A hereto (an “Assignment”), providing for the assignment of the $1.40 Warrant to the Purchaser;

                                             (ii)              execute and deliver to the Purchaser an Assignment, providing for the assignment of the $2.10 Warrant to the Purchaser;

                                             (iii)             deliver each of the Warrants to the Purchaser; and

                                             (iv)             execute and deliver to the Purchaser a counterpart signature page to this Agreement.

                              (b)          At the Closing, the Purchaser shall:

                                             (i)               deliver to the Seller the Purchase Price, which shall be payable in cash by wire transfer of immediately available funds to an account designated by the Seller;

                                             (ii)              execute and deliver to the Seller a counterpart signature page to this Agreement; and

               Section 2.           Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser that the following statements contained in this Section 2 are true, accurate and complete as of the date hereof:

               2.1          Organization; Due Authorization. The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to execute, deliver and perform its obligations under the terms and provisions of this Agreement and each of the other agreements, instruments and documents herein required to be made or delivered by the Seller pursuant hereto and to consummate the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and such other agreements, instruments and documents and the consummation of the transactions contemplated hereby and thereby.

               2.2          Enforceability. This Agreement, the Assignments and the other documents to be executed by the Seller as set forth in Section 1.3(a) have been duly and validly executed by the Seller and each constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally, (b) equitable limitations on the availability of specific remedies and (c) principles of equity.

               2.3          Warrants. As of immediately prior to the Closing, the Seller owns (of record and beneficially) the Warrants, free and clear of all liens and encumbrances of any kind (other than those liens and encumbrances created pursuant to the Registration Rights Agreement). Upon payment of the Purchase Price for the Warrants at the Closing and the execution of the Assignments referenced in Section 1.3(a), the Purchaser will receive good, valid and legal title to, and all beneficial ownership of, the Warrants free and clear of all liens and encumbrances of any kind as of the time of transfer other than (a) restrictions on transfer imposed by applicable securities laws and (b) transfer or assignment restrictions set forth in the Warrants.

               2.4          Brokers. There are no, nor is there any basis for any, claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Seller.

The representations and warranties of the Seller shall survive the Closing Date for a period of one (1) year from the date of this Agreement and shall thereafter cease to be of any force or effect. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 2, NEITHER THE SELLER NOR ANY OF ITS AFFILIATES, AGENTS OR EMPLOYEES OR ANY OTHER PERSONS ACTING ON ITS BEHALF MAKES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, RELATING TO THE SELLER, THE COMPANY OR ANY OF THE COMPANY’S ASSETS, BUSINESS OR ANY OTHER MATTER, AND THE SELLER HEREBY DISCLAIMS ANY SUCH REPRESENTATION AND WARRANTY NOT EXPRESSLY SET FORTH IN THIS AGREEMENT.

               Section 3.            Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller that the following statements contained in this Section 3 are true, accurate and complete as of the date hereof:

               3.1          Organization; Due Authorization. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to execute, deliver and perform its obligations under the terms and provisions of this Agreement and each of the other agreements, instruments and documents herein required to be made or delivered by the Purchaser pursuant hereto and to consummate the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and such other agreements, instruments and documents and the consummation of the transactions contemplated hereby and thereby.

               3.2          Enforceability. This Agreement and the other documents to be executed by the Purchaser as set forth in Section 1.3(b) has been duly and validly executed by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally, (b) equitable limitations on the availability of specific remedies and (c) principles of equity.

               3.3          No Conflicts. The execution, delivery and performance of this Agreement, as well as the consummation of the transactions contemplated hereby, will not (a) require the Purchaser to obtain the consent or approval of, or make any filing with, any person or public authority (except required filings under U.S. securities laws), other than those consents and approvals already received by the Purchaser on the date hereof that are in full force and effect on the Closing Date; (b) constitute or result in a breach or violation of any of the terms and provisions of (i) the Purchaser’s organizational documents, as amended to date or (ii) any agreement or instrument to which the Purchaser is a party; or (c) violate any law, regulation, judgment or order applicable to the Purchaser.

               3.4          No Distribution. The Purchaser is not purchasing the Warrants with a view towards the sale or distribution thereof in violation of applicable securities laws of the United States or other applicable law. The Purchaser has not entered into any agreement and has no current intention or understanding with any other individual or entity (a) to sell any right, title or interest, in, to or under the Warrants or (b) with respect to any acquisition, merger or sale of, or any other business combination relating to, the Company or the assets or operations.

               3.5          Sophistication. The Purchaser (a) is a sophisticated assignee with respect to the purchase of the Warrants; (b) is an “accredited investor” as such term is defined pursuant to Regulation D promulgated under the United States Securities Act of 1933, as amended; (c) is able to bear the economic risk associated with the purchase of the Warrants; (d) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Warrants; (e) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement; and (f) has independently and without reliance upon the Seller, and based on such information as the Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Purchaser has relied upon the Seller’s express representations and warranties in this Agreement. The Purchaser acknowledges that the Seller has not given the Purchaser any investment advice, credit information or opinion as to whether the purchase of the Warrants is prudent.

               3.6          Brokers. There are no, nor is there any basis for any, claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Purchaser.

The representations and warranties of the Purchaser shall survive the Closing Date for one (1) year from the date of this Agreement and shall thereafter cease to be of any force or effect. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 3, NEITHER THE PURCHASER NOR ANY OF ITS AFFILIATES, AGENTS OR EMPLOYEES OR ANY OTHER PERSONS ACTING ON ITS BEHALF MAKES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, RELATING TO THE PURCHASER OR ANY OTHER MATTER, AND THE PURCHASER HEREBY DISCLAIMS ANY SUCH REPRESENTATION AND WARRANTY NOT EXPRESSLY SET FORTH IN THIS AGREEMENT.

               Section 4.            Indemnification. Each of the parties hereto agrees to indemnify and hold the other safe and harmless of and from any claim, liability, damage, loss, cost and expense (including, without limitation, reasonable attorneys’ fees and expenses and court costs) which the other party may suffer, incur or be compelled to pay arising out of or based upon a breach by the indemnifying party of any of its representations, warranties, covenants or agreements contained herein.

               Section 5.             Additional Agreements.

               5.1          Confidentiality. Each of the parties hereto agrees to maintain the confidentiality of this Agreement, except that this Agreement may be disclosed (a) to its affiliates and to its and its affiliates’ respective members, directors, officers, employees, agents, advisors, representatives and investors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Agreement confidential); (b) to the extent requested by any regulatory authority having jurisdiction over it; (c) to the extent required by applicable laws or regulations (including U.S. securities laws) or by any subpoena or similar legal process; (d) to the extent necessary in connection with the exercise of any remedies hereunder or the enforcement of rights hereunder; and (e) to the Company.

               Section 6.             Miscellaneous.

               6.1          Consent to Amendments; Waiver. The provisions of this Agreement may be amended only by a written instrument signed by the Seller and the Purchaser. Neither the failure nor any delay by either party hereto in exercising any right, power or privilege under this Agreement shall operate as a waiver of such or other right, power or privilege and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such or other right, power or privilege.

               6.2          Successors and Assigns. This Agreement and all of the covenants and agreements contained herein and rights, interests or obligations hereunder shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, except that, except as provided below, neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by either party hereto prior to or after the Closing, without the prior written consent of the other party hereto.

               6.3          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but, if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Upon any such determination that any provision of this Agreement is prohibited by or invalid under applicable law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

               6.4          Counterparts. This Agreement may be executed simultaneously in counterparts, each of which need not contain the signatures of more than one party hereto, but both of such counterparts taken together will constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or PDF shall be considered original executed counterparts for purposes of this Section 5.4, provided that receipt of copies of such counterparts is confirmed.

               6.5          Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

               6.6          Notices. Any notice, request, instruction or other document to be given hereunder shall be in writing and shall be deemed to have been given (a) upon delivery as established by courier service confirmation, if sent by courier, (b) upon receipt or refusal to accept, if given in person, (c) on the date of transmission (with confirmation), if sent by telex, facsimile, electronic mail or other wire transmission or (iv) ten (10) days after being deposited in the mail, certified or registered mail, postage prepaid (or, upon earlier confirmation of receipt), as follows:

                              Notices to the Purchaser:

                              Network-1 Technologies, Inc.
                              445 Park Avenue, Suite 1020

                              New York, NY 10022

                              Attention: Corey Horowitz, Chairman and CEO

                              Facsimile: (212) 829-5771

                              Email: corey@network-1.com

                              with a copy to:

                              Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.

                              805 Third Avenue

                              New York, NY 10022

                              Attention: Sam Schwartz, Esq.

                              Facsimile: (212) 355-4608

                              Email: sschwartz@eisemanlevine.com

                              Notices to the Seller:

                              Looking Glass LLC

                              c/o Plainfield Special Situations Master Fund Limited

                              60 Arch Street, Second Floor

                              Greenwich, Connecticut 06830

                              Attention: Kathleen N. Starrs

                              Facsimile: (203) 302-1779

                              Email: Kns@starrsadvisors.com

                              with a copy to:

                              Herrick, Feinstein LLP

                              2 Park Avenue

                              New York, New York 10016

                              Attention: Irwin A. Kishner, Esq.

                              Facsimile: (212) 545-3400

                              Email: ikishner@herrick.com

or to such other address, facsimile or email or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

               6.7          No Third-Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

               6.8          Entire Agreement. This Agreement (including the schedules and exhibits hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings, agreements, arrangements or representations by or between the parties hereto, written or oral, that may have related in any manner to the subject matter hereof.

               6.9          Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to the conflicts of laws principles thereof. Each party hereto hereby agrees that any action, claim or proceeding arising out of this Agreement shall be brought in the state or federal courts located in the City of New York, Borough of Manhattan; irrevocably submits to the exclusive jurisdiction of any such court and waives any objection that such party may now or hereafter have to the venue of any such action, claim or proceeding in any such court or that such action, claim or proceeding was brought in an inconvenient court; and agrees not to plead or claim the same. It is understood that any judgment may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM OR PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

               6.10        Further Assurances. Each of the parties hereto shall take any and all actions and shall execute and deliver any and all documents and instruments that shall be necessary or appropriate to give full force and effect to this Agreement and the other documents and agreements contemplated by this Agreement, and the transactions contemplated hereby and thereby.

               6.11        Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the other documents and agreements contemplated by this Agreement, and the transactions contemplated hereby and thereby, shall be paid by the party hereto incurring such costs and expenses.

               6.12        Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any word or term used in this Agreement in any form shall be masculine, feminine, neuter, singular or plural, as proper reading requires. The words “herein”, “hereof”, “hereby” or “hereto” shall refer to this Agreement unless otherwise expressly provided. The use of the word “including” and similar expressions means “including without limitation” and, unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. Any reference in this Agreement to a Section or any exhibit or schedule shall be a reference to a Section of, and an exhibit or schedule to, this Agreement unless the context otherwise requires.

[Remainder of page intentionally left blank.
Next page is the signature page.]

               IN WITNESS WHEREOF, the parties hereto have caused the execution and delivery of this Agreement as of the date first written above.

SELLER:
LOOKING GLASS LLC

By:
James Healy
Authorized Individual

PURCHASER:
NETWORK-1 TECHNOLOGIES, INC.

By:
Corey Horowitz
Chairman and Chief Executive Officer

               IN WITNESS WHEREOF, the parties hereto have caused the execution and delivery of this Agreement as of the date first written above.

SELLER:
LOOKING GLASS LLC

By:
James Healy
Authorized Individual

PURCHASER:
NETWORK-1 TECHNOLOGIES, INC.

By:
Corey Horowitz
Chairman and Chief Executive Officer

ASSIGNMENT

For value received Looking Glass LLC (formerly known as Mirror Worlds, LLC) hereby sells, assigns and transfers unto Network-1 Technologies, Inc., 445 Park Avenue, Suite 1020, New York, New York 10022, federal tax identification number 11-3027591, the within Warrants representing the right to purchase 875,000 shares of common stock of Network-1 Technologies, Inc. (the "Company"), at an exercise price of $2.10 per share and does hereby irrevocably constitute and appoint Sam Schwartz, Esq. its attorney to transfer the within Warrants on the books of the within named Company with full power of substitution in the premises. In the event that less than all of the within Warrants are assigned hereby, the Company is directed to issue in the name of the undersigned a certificate for the Warrants not so assigned.

Dated: June 3, 2014

James Healy, Authorized Individual

In the Presence of:

HF 9255905v.1 #11478/0123

ASSIGNMENT

For value received Looking Glass LLC (formerly known as Mirror Worlds, LLC) hereby sells, assigns and transfers unto Network-1 Technologies, Inc., 445 Park Avenue, Suite 1020, New York, New York 10022, federal tax identification number 11-3027591, the within Warrants representing the right to purchase 875,000 shares of common stock of Network-1 Technologies, Inc. (the "Company"), at an exercise price of $1.40 per share and does hereby irrevocably constitute and appoint Sam Schwartz, Esq. its attorney to transfer the within Warrants on the books of the within named Company with full power of substitution in the premises. In the event that less than all of the within Warrants are assigned hereby, the Company is directed to issue in the name of the undersigned a certificate for the Warrants not so assigned.

Dated: June 3, 2014

James Healy, Authorized Individual

In the Presence of:

HF 9255905v.1 #11478/0123